Exhibit 1.2

EXECUTION VERSION

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

3,375,000 7.00% Mandatory Convertible Preferred Shares1

(NIS 0.10 par value)

UNDERWRITING AGREEMENT

December 2, 2015

Barclays Capital Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Morgan Stanley & Co. LLC

On behalf of the several

Underwriters named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, NY 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Teva Pharmaceutical Industries Limited, a company organized under the laws of Israel (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and

[1]	Plus an option to purchase from the Company up to 337,500 additional Mandatory Convertible Preferred Shares to cover over-allotments.

sell 3,375,000 7.00% Mandatory Convertible Preferred Shares, NIS 0.10 par value (“Preferred Shares”), of the Company (the “Underwritten Securities”), to the underwriters named in Schedule I hereto (individually, each an “Underwriter” and collectively, the “Underwriters”), for whom Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, are acting as representatives (the “Representatives”). The Company also proposes to grant to the Underwriters an option to purchase up to 337,500 additional Preferred Shares to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The Preferred Shares will be convertible into a variable number of American Depositary Shares (“ADSs”), each ADS representing one ordinary share, NIS 0.10 par value, of the Company (the “Ordinary Shares”). Such ADSs into which the Securities are convertible are hereinafter referred to as the “Conversion Securities.” Unless the context otherwise requires, the term “Conversion Securities” shall be deemed to include the underlying Ordinary Shares.

The terms of the Preferred Shares are set forth in the Designations of the Terms of the Mandatory Convertible Preferred Shares (the “Designations”), which form a part of the Company’s Articles of Association, as amended, and the certificate for the Preferred Shares issued in accordance therewith (the “PS Certificate”).

The Underwriters have advised the Company that they will offer and sell the Securities purchased from them hereunder in accordance with Section 2 of this Agreement as soon as they deem advisable.

The ADSs are to be issued (upon conversion of the Securities) pursuant to the Amended and Restated Deposit Agreement, dated November 5, 2012 (the “Deposit Agreement”), among the Company, J.P. Morgan Chase Bank N.A., as depositary, and the holders from time to time of American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.

The Company is concurrently entering into an underwriting agreement, dated the date hereof, providing for the sale by the Company of up to 59,400,000 of its Ordinary Shares.

On July 26, 2015, the Company entered into a Master Purchase Agreement (the “Allergan Purchase Agreement”) with Allergan plc, a public company limited by shares organized under the laws of Ireland (“Allergan”), that provides for the acquisition of the generics business and certain other assets of Allergan by the Company. As used herein, “Actavis Generics” shall refer to the businesses and assets to be acquired by the Company from Allergan pursuant to the Allergan Purchase Agreement.

Any reference herein to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the Incorporated Documents as of the Effective Time of the Registration Statement or the issue date of such Prospectus or Preliminary Prospectus, respectively, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Effective Time of the Registration Statement or the issue date of the Prospectus or Preliminary Prospectus, respectively, deemed to be incorporated therein by reference. Certain capitalized terms used herein are defined in Section 19.

This is to confirm the agreement between the Company and the Underwriters concerning the issue, offer and sale of the Securities.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to the Underwriters as set forth below in this Section 1. References to the Company within this Section 1 are to each of (a) the Company without giving pro forma effect to the acquisition of Actavis Generics and (b) with respect to paragraphs (k), (l), (u), (z), (aa), (bb), (cc), (ff), (gg), (ii), (kk), (mm), (nn), (pp), (qq) and (rr) only, the Company after giving pro forma effect to such acquisition; provided further that such representations and warranties, and the other representations and warranties herein, with respect to Actavis Generics are only made to the actual knowledge of the Company (without giving effect to the acquisition).

(a) The Registration Statement, setting forth information with respect to the Company and the Securities is an automatic shelf registration statement as defined in Rule 405 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act (the “Rules and Regulations”). The Registration Statement, including a related prospectus and prospectus supplement, has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), (ii) been filed with the Commission under the Securities Act and (iii) become effective upon filing under the Securities Act. The Company has included in such registration statement, as amended at the Effective Time, all information required by the Securities Act and the rules thereunder to be included in such registration statement and the related prospectus. The Company may have filed with the Commission a Preliminary Prospectus pursuant to Rule 424(b) of the Rules and Regulations, which has previously been furnished to you. The Company will file with the Commission the Prospectus in accordance with Rule 424(b) of the Rules and Regulations. As filed, such Prospectus will contain all information required by the Securities Act and the Rules and Regulations, and, except to the extent the Representatives will agree in writing to a modification, will be in all substantial respects in the form furnished to you prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only such additional information and other changes as the Company has advised you, prior to the Execution Time, will be included or made therein or such changes as are made after consulting with you or your counsel.

(b) The conditions for use of Form F-3, as set forth in the General Instructions thereto, have been satisfied or waived.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act. The Registration Statement and any amendment thereto did not, as of the Effective Time and at the Execution Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus does not and will not, as of the date thereof, on the Delivery Date and on any date on which Option Securities are purchased, if such date is not the Delivery Date (a “settlement date”), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that the Company does not make any representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(d) The Company has filed with the Commission a registration statement (file number 333-184652) on Form F-6 for the registration under the Securities Act and the Rules and Regulations of the offering and sale of the ADSs. Such ADR Registration Statement at the time of its effectiveness did comply and on the Delivery Date and on any settlement date, will comply, in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations. On the date of effectiveness for the ADR Registration Statement and at the Execution Time, the ADR Registration Statement and any amendment thereto did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act. None of the Incorporated Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) The Disclosure Package and the final term sheet prepared and filed pursuant to Section 3(b) hereto, when taken together as a whole, as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(g) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163 of the Rules and Regulations, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company were or are (as the case may be) “well-known seasoned issuers” as defined in Rule 405 of the Rules and Regulations. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(h) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(i) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(b) hereto do not include any information that conflicts with the information contained in the Registration Statement, including the Incorporated Documents and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(j) The Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law 5728-1968, as amended (the “Israeli Securities Law”), and the regulations promulgated thereunder in connection with the offer and sale of the Securities contemplated hereby, and, assuming the Underwriters’ compliance with Section 6(e) hereof, is not required to publish a prospectus in Israel with respect to the offer and sale of the Securities contemplated hereby.

(k) Each of the Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”), has been duly organized and is validly existing in good standing (in all jurisdictions in which such concept is relevant) under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except for where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in each of the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) (a “Material Adverse Effect”)), and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus.

(l) All of the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in each of the Disclosure Package and the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) (i) All of the outstanding shares of capital stock of the Company conform to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Company has filed an application to approve the listing of the Ordinary Shares represented by the Conversion Securities on the Tel Aviv Stock Exchange, and the Conversion Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and receipt of final approval, on the New York Stock Exchange when issued; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(ii) The Securities will be convertible into the Conversion Securities in accordance with the terms of the Preferred Shares set forth in the Designations and the PS Certificate; a number of Ordinary Shares (the “Maximum Number of Conversion Securities”) equal to the product of (A) the sum of (i) a number of Ordinary Shares equal to the maximum conversion rate for the Preferred Shares and (ii) to the extent so elected by the Company in connection with any such conversion, the number of Ordinary Shares deliverable by the Company upon conversion in respect of dividends payable upon conversion of the Securities (whether or not declared) (assuming the Company elects to issue and deliver, in respect of accumulated and unpaid dividends (whether or not declared), the maximum number of Ordinary Shares in connection with any such conversion), multiplied by (B) the aggregate number of Securities, in each case in accordance with the terms of the Designations, has been and, in the case of any election pursuant to clause (ii) above, will be, duly authorized and reserved for issuance by the Company and such Conversion Securities, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Preferred Shares set forth in the Designations and the PS Certificate, will be duly and validly issued, will be fully paid and nonassessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus and will not be subject to any preemptive or similar rights.

(n) Upon issuance by the Depositary of ADSs evidenced by ADRs against the deposit of Conversion Securities upon conversion of the Securities, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement.

(o) The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus.

(p) The statements contained in the Preliminary Prospectus and the Prospectus under the captions “Description of Ordinary Shares” and “Description of American Depositary Shares,” insofar as they purport to summarize the terms of the Securities are accurate and complete in all material respects. The statements contained in the Preliminary Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 3(b) hereof, and the Prospectus under the caption “Description of Mandatory Convertible Preferred Shares,” insofar as they purport to summarize the terms of the Preferred Shares are accurate and complete in all material respects.

(q) None of the execution, delivery and performance of this Agreement, the performance of the Deposit Agreement, the issuance of the Securities under this Agreement and the issuance upon conversion of a number of Conversion Securities equal to the Maximum Number of Conversion Securities issuable by the Company in accordance with the terms of the Designations and the PS Certificate will (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, except for any conflict, breach or violation that would not have, individually or in the aggregate, a Material Adverse Effect, or (y) result in any violation of the provisions of the memorandum of association or the articles of association of the Company or (z) result in any violation in any material respect of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and except (i) such as have been or will be obtained under the Securities Act, (ii) the filing of public announcements in connection with the issue and offer of the Securities with the Israel Securities Authority, the Tel Aviv Stock Exchange and the Israeli Companies Registrar that may be required to be made on or after the date of this Agreement and the Closing Date, and (iii) notification of issuance and receipt of final approval for the listing of the Ordinary Shares represented by the Conversion Securities on the Tel Aviv Stock Exchange, as applicable, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the issuance of a number of Conversion Securities equal to the Maximum Number of Conversion Securities issuable by the Company in accordance with the terms of the Designations and the PS Certificate, and the consummation of the offer and sale of the Securities contemplated hereby.

(r) The Company has all corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement, the Deposit Agreement and the offer and sale of the Securities contemplated hereby, have been duly authorized, and this Agreement and the Deposit Agreement have been duly executed and delivered by the Company.

(s) The Designations have been duly authorized and duly adopted by the Company and its shareholders. The Preferred Shares will have the rights, powers, preferences and designations set forth in the Designations and the PS Certificate.

(t) Except as described in each of the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

(u) Except as would not have a Material Adverse Effect, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or, except as described in each of the Disclosure Package and the Prospectus, from any labor dispute or court or governmental action, order or decree; and since the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, except for the transactions contemplated hereby or as described in each of the Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company, or any change or any development including a prospective change that would have a Material Adverse Effect, except for any grants under the employee stock plans of the Company or its subsidiaries (the “Authorized Grants”).

(v) The financial statements of the Company (including the related notes and supporting schedules) incorporated by reference in the Prospectus present fairly, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, subject to, only in the case of the unaudited financial statements, ordinary year-end adjustments.

(w) The financial statements of Actavis Generics (including the related notes and supporting schedules) incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the financial condition and results of operations of Actavis Generics at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved subject to, only in the case of the unaudited financial statements, ordinary year-end adjustments.

(x) The pro forma financial statements included in the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(y) (i) Kesselman & Kesselman, who have certified the financial statements of the Company and its subsidiaries and (ii) PricewaterhouseCoopers LLP, who have certified the financial statements of Actavis Generics, in each case included in each of the Disclosure Package and the Prospectus, and whose reports are incorporated by reference in the Prospectus Supplement, are, respectively, the independent registered accounting firm with respect to the Company and its subsidiaries and to Actavis Generics within the meaning of the Securities Act and the Rules and Regulations.

(z) Except as would not have a Material Adverse Effect and except as disclosed in each of the Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess, or hold valid licenses in respect of, all patents, patent rights, licenses, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names necessary for the conduct of their respective businesses in the manner described in each of the Disclosure Package and the Prospectus, and, except as described in each of the Disclosure Package and the Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(aa) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted and as described in each of the Disclosure Package and the Prospectus, except for such certificate, authorizations and permits the failure of which to possess, singly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, except as described in each of the Disclosure Package and the Prospectus.

(bb) Except as disclosed in each of the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in each of the Disclosure Package and the Prospectus, threatened by others.

(cc) The Company is not (i) in violation of its organizational documents, (ii) in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except to the extent that any such default, event or violation described in the foregoing clauses (ii) and (iii) would not have a Material Adverse Effect.

(dd) The Company is subject to and in compliance in all material respects with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

(ee) The offering of the Securities is being conducted in compliance in all material respects with all applicable Israeli securities rules and regulations and with all applicable rules and regulations of the Tel Aviv Stock Exchange.

(ff) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(gg) Each of the Company and its subsidiaries, in its reasonable judgment, has concluded that there are no costs or liabilities associated with its respective compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(hh) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid, under Israeli or U.S. federal law or the laws of any U.S. state, by or on behalf of the Underwriters in connection with (A) the issuance, sale and delivery of the Preferred Shares to be sold by the Company in the manner contemplated by this Agreement, (B) any deposit with the Depositary of the Conversion Securities by the Company against issuance of the ADRs evidencing the ADSs or any transfer of previously issued and outstanding ADSs; (C) the sale and delivery by the Underwriters of the Securities as contemplated herein or (D) the execution and delivery of this Agreement.

(ii) The Company has filed all foreign, national, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(jj) The Company is not currently aware of any facts, circumstances or events that will render the Tax Ruling, dated November 17, 2015, issued by the Israeli Tax Authority to the Company in connection with the issuance of the Securities (the “Tax Ruling”) invalid, or that would reasonably be expected to lead to the revocation of the Tax Ruling. As of the date hereof, the facts and conditions set forth in Section 3.2 of the Tax Ruling are true and correct and the condition set forth in Section 3.2.1 of the Tax Ruling will continue to be true and correct for as long as the Securities are outstanding, provided that the relevant accounting standards applied by the Company at the date of the tax ruling remain unchanged by the FASB (or by any other authority that establishes financial accounting and reporting standards in the U.S.) during such period. As of the date hereof, the Company is in compliance with the Tax Ruling.

(kk) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by each of the Disclosure Package and the Prospectus or except as would not have a Material Adverse Effect.

(ll) The Company, as of the date hereof, the Delivery Date and any settlement date, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(nn) To the knowledge of the Company, the Company is not, was not in the preceding taxable year, and does not expect to become, in the foreseeable future, after taking into account the receipt and application of the proceeds of the sale of the Securities, a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

(oo) Except as disclosed in the Disclosure Package or the Prospectus, payments by the Company in respect of the Securities are not subject to withholding or deduction for or on account of any taxes, duties or other charges of whatever nature imposed by Israel or any authority thereof or therein having power to tax.

(pp) Neither the Company nor any of its respective subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is a person or entity with whom dealings are restricted or prohibited pursuant to any sanctions administered by the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce) or any sanctions imposed by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, excluding the Arab League (collectively, the “Sanctions” and each such person or entity, a “Sanctioned Person”), nor is the Company, or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any Sanctioned Person or Sanctioned Country.

(qq) Except as disclosed in the Company’s consolidated financial statements included in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010, or any other anti-corruption or anti-bribery law or regulation of any other jurisdiction to the extent such other laws or regulations are applicable; and (ii) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with the FCPA, the U.K. Bribery Act 2010 and any other anti-corruption or anti-bribery law or regulation of any other jurisdiction to the extent applicable.

(rr) The operations of each of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the UK Money Laundering Regulations 2007, as amended, as well as all applicable money laundering statutes of all jurisdictions where each of the Company and its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(ss) None of the Company or any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(tt) The Company has not (i) issued or will issue any press or other public announcement referring to the proposed issue of the Securities unless the announcement adequately disclosed or will disclose that stabilizing action may take place in relation to the Securities or (ii) taken any other action that may result in the loss of the stabilization safe harbor in the United Kingdom by the Representatives.

(uu) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Purchase, Sale and Delivery of Securities.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $975.00, the number of Underwritten Securities, respectively, set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 9:00 a.m. (New York time) on December 8, 2015, or such later date as the Representatives shall designate (the “Closing Date”), which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 8 (such date and time of delivery and payment for the Securities being herein called the “Delivery Date”). If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Delivery Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 9:00 a.m., on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) Delivery of the Underwritten Securities and, if applicable, the Option Securities shall be made to the Underwriters against payment of the purchase price by the Underwriters. Payment for the Securities shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Representatives at least two business days in advance of the Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives. If settlement for the Option Securities occurs after the Delivery Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Delivery Date pursuant to Section 5 hereof.

(d) The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global certificates (the “Global Securities”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants, Euroclear or Clearstream, as applicable. The Global Securities will be made available, at the request of the Representatives, for checking at least 24 hours prior to the Delivery Date or settlement date, as applicable.

(e) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3. Further Agreements of the Company. The Company further agrees (and with respect to Section 3(c) the Underwriters agree):

(a) (i) To prepare the Prospectus in a form approved by the Representatives, which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than Commission’s close of business on the second Business Day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement, the ADR Registration Statement or to the Prospectus (including to any Preliminary Prospectus) prior to the last occurring Delivery Date or settlement date except as permitted or required herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the ADR Registration Statement has been filed or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; (v) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending or objecting to the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the ADR Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending or objecting to the use of the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time required by such Rule.

(c) (i) The Company agrees that, unless it obtains or will obtain the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Rules and Regulations, other than the final term sheet prepared and filed pursuant to Section 3(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.

Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d) To furnish promptly to the Underwriters and to counsel for the Underwriters, Cleary Gottlieb Steen & Hamilton LLP, if requested a signed or facsimile signed copy of the Registration Statement and the ADR Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(e) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f) To deliver promptly to the Underwriters and counsel for the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i)

conformed copies of the Registration Statement and the ADR Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus and any Preliminary Prospectus, and each Issuer Free Writing Prospectus, and, if the delivery of a prospectus is required at any time after the Execution Time in connection with the offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations) and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such Prospectus is delivered, or, if, in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance as the Underwriters may from time to time reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) During the time that delivery of a prospectus is required for the initial offering and sale of Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), to file promptly with the Commission any amendment to the Registration Statement, the ADR Registration Statement or the Prospectus or any supplement to the Prospectus, or new registration statement, that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or that is requested by the Commission.

(h) For so long as the delivery of a prospectus is required in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), prior to filing with the Commission any amendment to the Registration Statement, the ADR Registration Statement, supplement to the Prospectus, Prospectus (including any Preliminary Prospectus), any document incorporated by reference in the Prospectus or any new registration statement, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Representatives, which consent shall not unreasonably be withheld or delayed.

(i) As soon as practicable after the Effective Time, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Rules and Regulations).

(j) To apply the proceeds from the sale of the Securities as set forth under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus.

(k) Not, without the prior written consent of the Representatives, (i) to offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of the Company’s share capital or any securities convertible into or exercisable or exchangeable for any shares of the Company’s share capital, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any shares of the Company’s share capital or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of the Company’s share capital or such other securities, in cash or otherwise), in each case for a period of 90 days after the date of the Prospectus, provided, however, that the foregoing restrictions shall not apply to (i) the offering and sale of the ADSs in the concurrent offering, (ii) the issuance of Ordinary Shares (or ADSs with respect thereto) to pay the aggregate stock consideration portion of the Actavis Generics acquisition, (iii) the issuance of ADSs pursuant to the Company’s outstanding convertible debentures, (iv) the issuance, if any, of ADSs issued upon conversion of Preferred Shares, (v) the issuance of any ADSs upon the exercise, vesting or settlement of options, restricted stock units or other awards granted under or covered by the Company’s stock-based compensation plans or stock-based retirement plans and (vi) the issuance of ADSs or other securities (including securities convertible into ADSs) in connection with an employee stock compensation plan or agreement, in each case of (v) or (vi) which plans or agreements are disclosed in the Disclosure Package and Prospectus, in each case of the foregoing, including any underlying Ordinary Shares with respect to the ADSs.

(l) Not to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(m) To take such steps as shall be necessary to ensure that the Company shall not become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(n) To use its reasonable best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC, Euroclear or Clearstream, as applicable.

(o) During the period from and including the date hereof through and including the earlier of (i) the purchase by the Underwriters of all of the Option Securities and (ii) the expiration of the Underwriters’ option to purchase Option Securities, not to do, authorize or cause to be done any act or thing that would result in an adjustment of the conversion rate of the Preferred Shares.

4. Expenses. The Company agrees to pay:

(a) the costs incident to the authorization, issuance, sale and delivery of the Securities, and any taxes payable in that connection;

(b) the costs incident to the preparation, printing and distribution of the Prospectus and any amendment or supplement to the Prospectus (including any Preliminary Prospectus) or the Registration Statement, the ADR Registration Statement and any Issuer Free Writing Prospectus, all as provided in this Agreement;

(c) the fees and expenses of Willkie Farr & Gallagher LLP (“Willkie Farr”), Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices (“Tulchinsky Stern”), Kesselman & Kesselman and, to the extent required to be paid by the Company, PricewaterhouseCoopers LLP;

(d) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication and any transfer and stamp tax on the Securities due upon resale by the Underwriters of Securities purchased under this Agreement;

(e) the costs of preparing the Securities;

(f) the costs and charges of any registrar, transfer agent or paying agent; and

(g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;

provided, however, that, except as provided in this Sections 4, 7 and 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

5. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, at the Execution Time, on the Delivery Date and on any settlement date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No Underwriter shall have discovered and disclosed to the Company prior to or on the Delivery Date or settlement date, as applicable, that the Disclosure Package, the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Registration Statement, ADR Registration Statement or any amendment thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein not misleading.

(b) The Prospectus shall have been timely filed with the Commission in accordance with Section 3(a) of this Agreement; the final term sheet contemplated by Section 3(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement, ADR Registration Statement or any part thereof or any notice that objects to or would prevent its use shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of any of the parties hereto, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, ADR Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Deposit Agreement and the Prospectus or any amendment or supplement thereto, and all other legal matters relating to this Agreement, the Deposit Agreement and the transactions contemplated thereby shall be satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Willkie Farr shall have furnished to the Underwriters their written opinion, as U.S. counsel to the Company, addressed to the Underwriters and dated such Delivery Date or settlement date, as applicable, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto.

(e) Tulchinsky Stern shall have furnished to the Underwriters their written opinion, as Israeli counsel to the Company, addressed to the Underwriters and dated such Delivery Date or settlement date, as applicable, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto.

(f) David M. Stark, Acting Chief Legal Officer of the Company, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated such Delivery Date or settlement date, as applicable, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit C hereto.

(g) Cleary Gottlieb Steen & Hamilton LLP and Herzog, Fox & Neeman shall have furnished to the Underwriters their written opinions, as U.S. and Israeli counsel, respectively, to the Underwriters, addressed to the Underwriters and dated such Delivery Date or settlement date, as applicable, in form and substance satisfactory to the Underwriters.

(h) Kesselman & Kesselman, independent auditors for the Company, shall have delivered to the Underwriters a customary “comfort letter” in form and substance satisfactory to the Underwriters and dated as of the Execution Time (the “K&K initial letter”), and the Company shall have furnished to the Underwriters a letter or letters (the “K&K bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Delivery Date or settlement date, as applicable, (i) confirming that they are the independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the K&K bring-down letter(s) (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or the Disclosure Package, as of a date not more than five days prior to the date of the K&K bring-down letter(s)), the conclusions and findings of such firm with respect to the financial information and other matters covered by the K&K initial letter(s) and (iii) confirming in all material respects the conclusions and findings set forth in the K&K initial letter(s).

(i) PricewaterhouseCoopers LLP, independent auditors for Actavis Generics, shall have delivered to the Underwriters a customary “comfort letter” in form and substance satisfactory to the Underwriters and dated as of the Execution Time (the “PwC initial letter”), and the Company shall have furnished to the Underwriters a letter or letters (the “PwC bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Delivery Date or settlement date, as applicable, (i) confirming that they are the independent registered accounting firm with respect to Actavis Generics within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the PwC bring-down letter(s) (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or the Disclosure Package, as of a date not more than five days prior to the date of the PwC bring-down letter(s)), the conclusions and findings of such firm with respect to the financial information and other matters covered by the PwC initial letter(s) and (iii) confirming in all material respects the conclusions and findings set forth in the PwC initial letter(s).

(j) The Company shall have furnished to the Underwriters on the Delivery Date or settlement date, as applicable, a certificate, dated such Delivery Date or settlement date, as applicable, and delivered on behalf of the Company by its chief executive officer, chief operating officer or chief financial officer, in form and substance satisfactory to the Underwriters, to the effect that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of the date given and as of such Delivery Date or settlement date, as applicable; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date or settlement date, as applicable;

(ii) (A) Except as would not have a Material Adverse Effect, the Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Prospectus or the Disclosure Package (exclusive of any amendments or supplements thereto) and (y) for operating losses incurred in the ordinary course of business, and (B) since such date there has not been any change in the capital stock or long-term debt of the Company (except for issuances of shares of Ordinary Shares upon exercise of outstanding options described in the Prospectus or pursuant to Authorized Grants), except as set forth or contemplated in the Prospectus or the Disclosure Package (exclusive of any amendments or supplements thereto), or any change, or any development involving a prospective change, that would have a Material Adverse Effect; and

(iii) Such officer has carefully examined the Prospectus and the Disclosure Package and, in such officer’s opinion (A) each of the Prospectus and the Disclosure Package, as of its date and the Execution Time, respectively, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

(k) Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus (exclusive of any amendment or supplement thereto), (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which, in each case, is materially adverse to the Company and its subsidiaries, taken as a whole, except (A) as set forth or contemplated in each of the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and (B) for operating losses incurred in the ordinary course of business, or (ii) there shall not have been any change in the Company’s capital stock or long-term debt (except for issuances of Ordinary Shares upon exercise of outstanding options described in each of the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) or pursuant to Authorized Grants), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholders’ equity or results of operations of the Company, except as set forth or contemplated in each of the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities being delivered on such Delivery Date or settlement date, as applicable, on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto) and any Issuer Free Writing Prospectus.

(l) Subsequent to the Execution Time there shall not have occurred any of the following:

(i) trading in securities generally on the New York Stock Exchange, NYSE Amex Equities, the Nasdaq Global Select Market or the over-the-counter market, or trading in any securities of the Company on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

(ii) a banking moratorium shall have been declared by United States federal or New York State authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;

(iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States;

(iv) the rating accorded the Company’s debt securities shall have been downgraded below investment grade by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, or such an organization shall have made any public announcement that it has under surveillance or review, with possible negative implications for a downgrade below investment grade, its rating of any of the Company’s debt securities; or

(v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Israel shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on such Delivery Date or settlement date, as applicable, on the terms and in the manner contemplated in the Prospectus.

(m) The Ordinary Shares represented by the Conversion Securities shall have been approved for listing on the Tel Aviv Stock Exchange by the Tel Aviv Stock Exchange subject to final approval and payment of listing fees, and the Conversion Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange when issued, and satisfactory evidence of such actions shall have been provided to the Representatives.

(n) The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request to evidence compliance with the conditions set forth in this Section 5.

(o) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters.

6. Representations, Warranties and Agreements of Underwriters. Each Underwriter, severally and not jointly, represents, warrants to and agrees with the Company that:

(a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(b) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c) It has not and will not make an offer to the public of the Securities in any of the member states of the European Economic Area (“EEA”) (each a “Relevant Member State”), except that it may offer the Securities in any circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Securities shall result in a requirement for the publication by the Company or the Underwriters of a prospectus pursuant to Article 3(1) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as such expression may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC, including that Directive as amended by the 2010 PD Directive to the extent implemented in the Relevant Member State in question, and includes any relevant implementing measure in the Relevant Member State in question; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(d) Any offers in Canada will be made only under an exemption from the requirements to file a prospectus in the relevant province of Canada in which the sale is made.

(e) It has not and will not engage in any form of solicitation, advertising or other action that would constitute an offer or a sale of the Securities in Israel.

(f) It will comply with applicable laws and regulations in each jurisdiction (including each jurisdiction in the European Economic Area that has not, as of the date of this Agreement, implemented the Prospectus Directive) in which it acquires, offers, sells or delivers Securities, or has in its possession or distributes any Free Writing Prospectus, any Preliminary Prospectus and the Prospectus.

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, the Registration Statement, the ADR Registration Statement, any Issuer Free Writing Prospectus, any materials used by the Company in meetings with investors, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereto, or in any amendment or supplement thereto or

(ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

and shall reimburse each Underwriter and each such officer, employee, agent and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any materials used by the Company in meetings with investors, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereto, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein and described in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and directors, agents, employees and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or its directors, officers, agents, employees or controlling persons may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereto, or in any amendment or supplement thereto or

(ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein and described in Section 7(e), and shall reimburse the Company and any such director, officer, agent, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, agent, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, agent, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 7, if the Underwriters shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective officers, employees, agents and controlling persons that are different from or additional to those available to the Company and its respective officers, directors, employees, agents and controlling persons, and the reasonable fees and expenses of a single separate counsel shall be paid, jointly and severally, by the Company. No indemnifying party shall:

(i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or

(ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or

(ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Underwriters severally confirm that the statements with respect to the delivery of the Securities set forth on the cover page of the Prospectus and the most recent Preliminary Prospectus and the tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus and the most recent Preliminary Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereof.

8. Defaulting Underwriters.

If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the aggregate number of Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate number of Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total aggregate number of Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any Securities on such Delivery Date if the total aggregate number of Securities which the defaulting Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate number of Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate number of Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other purchasers satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate number of Securities to be purchased on such Delivery Date. If the remaining Underwriters or other purchasers satisfactory to the Underwriters do not elect to purchase on such Delivery Date the aggregate number of Securities which the defaulting Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 9. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 8, purchases any Securities which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the remaining non-defaulting Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the Prospectus or in any other document or arrangement that, in the opinion of counsel to the Company or counsel to the Underwriters, may be necessary.

9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(m) and (n) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

10. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Securities because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if the Company shall be unable to perform its obligations under this

Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters or the Representatives, shall be delivered or sent by mail to Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (Fax: (646) 291-1469); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, with a copy to: Fax: (212) 230-8730, Attention: ECM Legal; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division (Fax: (212) 507-8999); and

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Teva Pharmaceutical Industries Limited, 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, Attention: Eyal Desheh (Fax: 011-972-3-914-8678), with copies to: (i) Teva Pharmaceuticals USA, Inc., 1090 Horsham Road, North Wales, Pennsylvania 19454, Attention: David Stark and Austin Kim (Fax: (215) 293-6499); and (ii) Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Jeffrey S. Hochman (Fax: (212) 728-9592);

provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to each such Underwriter, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers, employees and agents of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and any indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers, agents and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the engagement of the Underwriters by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company or brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the offer and sale of the Securities contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Teva Pharmaceuticals USA, Inc. (“Teva USA”) as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or Federal court in The City of New York, New York, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Israel. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the offer and sale of the Securities contemplated hereby.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

18. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

19. Definitions. The terms which follow, as used in this Agreement, have the meanings indicated:

“ADR Registration Statement” shall mean the registration statement referred to in Section 1(d) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Base Prospectus” means the prospectus and prospectus supplement contained in the Registration Statement at the Effective Time, including any preliminary prospectus.

“Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading.

“Depositary” means J.P. Morgan Chase Bank, N.A. or its successor as depositary under the Deposit Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

“Effective Time” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Execution Time” means 11:55 P.M. (New York time), on December 2, 2015.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 of the Rules and Regulations.

“Incorporated Documents” means documents that are incorporated into any of the Registration Statement, Prospectus or Preliminary Prospectus by reference.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 of the Rules and Regulations.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the final Prospectus, together with the Base Prospectus and any Incorporated Documents with respect thereto.

“Prospectus” means the prospectus and prospectus supplements first filed after the Execution Time with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(b) of the Rules and Regulations relating to the Securities.

“Prospectus Supplement” means the prospectus supplement first filed after the Execution Time with the Commission by the Company pursuant to Rule 424(b) of the Rules and Regulations relating to the Securities.

“Registration Statement” means the Registration Statement of the Company filed with the Commission on Form F-3 (File No. 333-208238), including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations, exhibits other than financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Delivery Date, means also such registration statement as so amended.

“subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

20. USA Patriot Act. The Company acknowledges that, in accordance with the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their clients.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By	/s/ Eyal Desheh
	Name:	Eyal Desheh
	Title:	Group Executive Vice President and Chief Financial Officer

By	/s/ Eran Ezra
	Name:	Eran Ezra
	Title:	Senior Vice President, Head of Global Treasury, Risk Management and Insurance

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. LLC

By:	BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Gleason
Name: Brian Gleason
Title: Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ James Cooney, Jr.
Name: James Cooney, Jr.
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Kathryn Bergsteinsson
Name: Kathryn Bergsteinsson
Title: Managing Director

For themselves and as Representatives of the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Barclays Capital Inc.	337,500
Citigroup Global Markets Inc.	337,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	337,500
Morgan Stanley & Co. LLC	337,500
BNP Paribas Securities Corp.	337,500
Credit Suisse Securities (USA) LLC	337,500
HSBC Securities (USA) Inc.	337,500
Mizuho Securities USA Inc.	337,500
RBC Capital Markets, LLC	337,500
SMBC Nikko Securities America, Inc.	337,500

Total	3,375,000

Sch-I-1

SCHEDULE II

Final Term Sheet dated December 2, 2015 as filed with the Commission pursuant to Rule 433 of the Rules and Regulations

Sch-II-1